UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2011
DEX ONE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary NC	27513

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 297-1600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2011 Annual Meeting of Stockholders of Dex One Corporation (“Dex One”) held on May 3, 2011, of the 50,308,556 shares of Dex One Common Stock outstanding and entitled to vote, 42,401,554 shares were represented, constituting an 84.28% quorum. At the meeting, Dex One stockholders voted on four proposals and cast their votes as described below. The proposals are described in detail in Dex One’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2011.

Item No. 1:	Dex One stockholders elected seven individuals to the Board of Directors to serve until Dex One’s 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal as set forth below:

		Votes	Votes	Broker
Name	Votes For	Against	Abstain	Non-Votes
Jonathan B. Bulkeley	37,337,237	102,600	2,035	4,959,682
Eugene I. Davis	33,929,490	3,509,276	3,106	4,959,682
Richard L. Kuersteiner	37,287,325	151,957	2,590	4,959,682
W. Kirk Liddell	37,337,237	102,600	2,035	4,959,682
Mark A. McEachen	37,287,350	151,982	2,540	4,959,682
Alfred T. Mockett	37,404,496	35,366	2,010	4,959,682
Alan F. Schultz	36,931,598	508,239	2,035	4,959,682

Item No. 2:	Dex One stockholders cast their votes with respect to the advisory (non-binding) vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,962,834	19,467,333	11,705	4,959,682

Item No. 3:	Dex One stockholders cast their votes with respect to the advisory (non-binding) vote on the frequency of future advisory votes on executive compensation as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
33,723,928	131,718	2,856,611	729,615	4,959,682

Item No. 4:	Dex One stockholders ratified the appointment of KPMG LLP as Dex One’s independent registered public accounting firm for 2011 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,236,776	163,533	1,245	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation
By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary
Date: May 6, 2011